SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

April 25, 2005

(Date of Report)

April 25, 2005

(Date of Earliest Event Reported)

Online Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	333-85460 Commission File Number	84-1598154 (IRS Employer I.D. No.)

959 South 2300 East, Springville, UT  84663

(Address of Principal Executive Offices)

801-360-6323

(Registrant's Telephone Number)

8035 South Logan Court, Littleton, CO  80121

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

ITEM 3.02

Unregistered Sales of Equity Securities

On April 25, 2005, the Company sold 20,000,000 shares of its restricted common stock to Shaun Carter in exchange for $20,000.  The consideration was paid $10,000 at the time of the transaction and $10,000 in the form of a one year promissory note bearing interest at 5% per year.  The shares were sold in a private transaction in reliance on Section 4(2) of the Act and no commissions were paid on the transaction.  In further consideration of this transaction, Dennis Lairamore cancelled 3,000,000 shares of the Company’s common stock.

Upon completion of the transaction, Mr. Carter owned 20,000,000 shares of 23,850,000 currently issued and outstanding which represents 83.9% of the total issued and outstanding stock of the Company.

ITEM 5.01

Changes in Control of Registrant

On April 25, 2005, Mr. Shaun Carter acquired control of the Company by purchasing 20,000,000 shares of restricted common stock in exchange for $20,000.  As a result of the stock purchase and the cancellation of 3,000,000 shares by our former officer and director, Mr. Carter acquired 83.9% of the Company.  Mr. Dennis Lairamore resigned his position as an Officer and Director of the Company after the appointment of Mr. Carter as President and Director.

There are no arrangements or understandings among the former and new control persons and/or their associates with respect to election of directors or other matters.

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 25, 2005, in connection with the above reported change in control, Shaun Carter was appointed sole Officer and Director of the Company and Dennis Lairamore resigned his position of sole Officer and Director.  There were no disagreements on matters relating to the Company’s operations, policies or practices.

For the past five years, Shaun Carter has worked at Rocky Mountain Printing in Provo Utah. For the past year he has been the bindery foreman and prior to that he was a journeyman operator.

Exhibits:

Item

Description

10

Shaun Carter Stock Purchase Agreement / Promissory Note

2

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONLINE HOLDINGS, INC.

DATE:  April 25, 2005

By: /s/ Shaun Carter

Shaun Carter

President

3